Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports, dated February 24, 2010, relating to the consolidated financial statements of Janus Capital Group Inc. and the effectiveness of Janus Capital Group Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Janus Capital Group Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 29, 2010